AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

AMENDMENT No. 1, dated as of October 20, 2009 (this “Amendment”), to the Merger Agreement (as defined below), by and among Life Sciences Research, Inc., a Maryland corporation (the “Company”), Lion Holdings, Inc., a Delaware corporation (“Parent”), and Lion Merger Corp., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the Company, Merger Sub and the Parent have entered into the Agreement and Plan of Merger, dated as of July 8, 2009 (the “Merger Agreement”), whereby Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of such merger.

WHEREAS, in accordance with Section 9.2 of the Merger Agreement, the Company, Merger Sub and the Parent desire to amend certain sections of the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein and in the Merger Agreement, and intending to be legally bound, the Company, Merger Sub and the Parent hereby agree as follows:

ARTICLE I

AMENDMENT

Section 1.01.                      Amendment.  The final sentence of Section 8.5(b) of the Merger Agreement is hereby deleted and replaced with the following sentence:

“For purposes of this Agreement, the term “Termination Fee” means $1,533,333.”

ARTICLE II

MISCELLANEOUS

Section 2.01.                      Capitalized Terms.  Capitalized terms used herein but not defined herein have the meanings given to such terms in the Merger Agreement.

Section 2.02.                      Effect of Amendment; No Other Amendments.   This Amendment shall form a part of the Merger Agreement for all purposes, and each party hereto and thereto shall be bound hereby. This Amendment is effective on the date hereof upon execution of the parties hereto. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.  Except as specifically amended hereby, the Merger Agreement (and all of the other covenants, agreements, representations, warranties, promises or other terms and conditions therein) shall remain in full force and effect without any change whatsoever. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.  For the avoidance of doubt, the phrases “as of the date hereof”, “as of the date of this Agreement” or words of similar import as used in the Merger Agreement (as amended pursuant to this Amendment) shall mean “as of July 8, 2009” (i.e., the date the Merger Agreement was executed).

Section 2.03.                      Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 2.04.                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile or by electronic mail in “portable document format”.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

LIFE SCIENCES RESEARCH, INC.

By: __________________________________
Name:
Title:

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

LION HOLDINGS, INC.

By: __________________________________
Name:
Title:

LION MERGER CORP.

By: __________________________________
Name:
Title:

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]